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                                                                       EXHIBIT A


                             JOINT FILING AGREEMENT


          In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of drkoop.com, Inc. and further agree that this Agreement shall be included as an Exhibit to such joint filings.

          The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

          In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 7th day of September, 2000.

                         INTERFASE CAPITAL PARTNERS IV, LP

                         By:  Interfase Management, LP, its general partner

                              By:   Interfase Managers, LLC, its general partner

                                    By: /s/ SCOTT J. HYTEN
                                        ------------------------------------
                                        Scott J. Hyten
                                        President, Chief Executive Officer,
                                        Chairman &  Managing General Partner

                         INTERFASE MANAGEMENT, LP

                         By:  Interfase Managers, LLC, its general partner

                              By: /s/ SCOTT J. HYTEN
                                  ------------------------------------
                                  Scott J. Hyten
                                  President, Chief Executive Officer, Chairman
                                  &  Managing General Partner

                         INTERFASE MANAGERS, LLC

                         By: /s/ SCOTT J. HYTEN
                             ------------------------------------
                             Scott J. Hyten
                             President, Chief Executive Officer, Chairman & Managing General Partner
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                         By: /s/ SCOTT J. HYTEN
                             ------------------------------------
                             Scott J. Hyten


                         By: /s/ RONALD C. CARROLL
                             ------------------------------------
                             Ronald C. Carroll


                         By: /s/ TIMOTHY TIMMERMAN
                             ------------------------------------
                             Timothy Timmerman